Exhibit 99.1

EPIRUS Biopharmaceuticals and Polpharma Group Enter into a Multi-Product, Multi-Region, Profit-Sharing Collaboration to Advance Biosimilar Portfolio Targeting $6 Billion Addressable Innovator Market

•      Profit-sharing collaboration focused on the commercialization of EPIRUS’ biosimilars pipeline in EU, Middle East, Turkey, Russia and CIS territories (“Territories”)

•      EPIRUS retains commercial rights to Switzerland, Norway, Austria, Belgium, Denmark, Finland, Luxembourg, the Netherlands and Sweden

•      Call to be hosted today at 9 a.m. ET

Boston, MA — (GlobeNewswire) — July 14, 2015 — EPIRUS Biopharmaceuticals, Inc. (Nasdaq: EPRS) and Polpharma Group today announced the signing of a multi-product, multi-region profit-sharing collaboration for select EPIRUS biosimilars, including BOW015 (infliximab, reference biologic Remicade®), BOW050 (adalimumab, reference biologic Humira®) and BOW070 (tocilizumab, reference biologic Actemra®), representing  $6 billion in innovator sales in the specified territories(i).  Polpharma Group is a leading generics company based in Poland with annual sales of approximately $1 billion and a strong commercial infrastructure, including a salesforce of over 1,700 employees globally.

With EPIRUS leading the global product development and clinical programs, both parties will jointly fund clinical development and collaborate on regulatory filings in the specified territories.  EPIRUS will also be responsible for process development, scale-up and manufacturing, with Polpharma Group overseeing commercialization across the territories.  Clinical development costs and eventual operating profit will be split 51 percent Polpharma Group and 49 percent EPIRUS.  Polpharma Group will contribute approximately $30 million towards clinical development costs, as well as cover product launch costs across all three programs.

“This profit-sharing collaboration with Polpharma Group enables us to better direct our business and retain future value,” said Amit Munshi, president and chief executive officer, EPIRUS Biopharmaceuticals.  “We have an aggressive plan to bring our products to markets globally and to build a pure-play, sustainable and profitable biosimilar business. To achieve this goal, we need an equally aggressive partner with aligned objectives.  Polpharma Group is rooted in over 80 years of experience in highly competitive global markets with complex generics.  They have already made a substantial commitment to the biosimilar space with a vision to expand.”

EPIRUS retains the commercial rights to Switzerland and Norway along with select EU countries including Austria, Belgium, Denmark, Finland, Luxembourg, the Netherlands and Sweden, allowing the Company to build its direct commercial footprint.  EPIRUS also retains rights to North America and other global markets not addressed in this agreement.  A joint management board will oversee the collaboration.

“Partnering with EPIRUS allows us to combine their technical expertise with our commercial strength,” said Jerzy Starak, chairman of the supervisory board, Polpharma Group. “We are pleased to join the experience of both teams and the potential of these markets to provide patients with more affordable access to modern treatment.”

Conference Call and Webcast Information:

The EPIRUS leadership team will host a conference call and webcast today, July 14, 2015 at 9 a.m. Eastern Time.  To access the conference call, please dial 1-855-638-3957 (United States) or 1-224-633-1318 (International). The conference ID is 81626670.  The webcast can be accessed on EPIRUS’ website at www.epirusbiopharma.com.  Please connect to either the conference call or webcast at least 10 minutes early to ensure adequate time to register.  The webcast will be archived on EPIRUS’ website for a period of three months.

About EPIRUS Biopharmaceuticals

EPIRUS Biopharmaceuticals (Nasdaq:EPRS) is a biopharmaceutical company focused on building a pure-play, sustainable, profitable biosimilar business.  As such, EPIRUS will be able to improve patient access to important, cost-effective medicines worldwide.  EPIRUS’ current pipeline of biosimilar product candidates includes BOW015 (infliximab, reference biologic Remicade®), BOW050 (adalimumab, reference biologic Humira®) and BOW070

(tocilizumab, reference biologic Actemra®).  The reference products for these candidates together generated $23 billion in global sales for 2014, according to EvaluatePharma®.  EPIRUS has developed distinct strategies to penetrate the global market, leveraging partnerships to optimize value retention over the long-term.  For more information visit EPIRUS’ website at www.epirusbiopharma.com.

About Polpharma Group

Polpharma Group is a leading generics player based in Poland, operating across Europe, the Caucasus and Central Asia, with manufacturing subsidiaries in Russia and Kazakhstan.  Polpharma Group is among the top 20 generic drug manufacturers in the world with annual sales of approximately $1 billion.  Polpharma Group’s portfolio includes about 600 products with another 200 in pipeline.  It is also one of the leading European API producer delivering products for pharmaceutical companies worldwide.  In order to provide patients with more affordable access to modern biologic drugs, Polpharma Group has decided to focus on biosimilar products.  It has created a state-of-the-art R&D and production center, and established strategic partnerships in addition to expanding its capabilities in the development and commercialization of biosimilars.  For more information visit Polpharma Group’s website at www.polpharma.pl/en.

Forward-Looking Statements

Various statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In addition, when or if used in this document, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to EPIRUS or its management may identify forward-looking statements.  EPIRUS cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by EPIRUS to secure and maintain relationships with collaborators and single-source contract manufacturers; risks relating to clinical trials; risks relating to the commercialization, if any, of EPIRUS’ proposed product candidates (such as marketing, regulatory, product liability, supply, competition, and other risks); dependence on the efforts of third parties; dependence on intellectual property; risks related to the loss of any of EPIRUS’ key management personnel; risks that EPIRUS may lack the financial resources and access to capital to fund proposed operations and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of EPIRUS’ annual report on Form 10-K for the fiscal year ended December 31, 2014 which is on file with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in EPIRUS’ annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect EPIRUS’ results. There can be no assurance that the actual results or developments anticipated by EPIRUS will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, EPIRUS. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to EPIRUS or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. EPIRUS cautions investors not to rely too heavily on the forward-looking statements EPIRUS makes or that are made on its behalf. The information in this release is provided only as of the date of this release, and EPIRUS undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Jennifer Almond, EPIRUS Biopharmaceuticals, Inc.

+1-617-606-3288

ir@epirusbiopharma.com

Magdalena Rzeszotalska, Polpharma Group

+48 607 696 473

magdalena.rzeszotalska@polpharma.com

Source: EPIRUS Biopharmaceuticals, Inc.

(i)  As reported by EvaluatePharma® for 2014 innovator sales; Remicade is a registered trademark of J&J; Humira is a registered trademark of AbbVie; ACTEMRA is a registered trademark of Chugai Seiyaku Kabushiki Kaisha Corp., a member of the Roche Group.